Exhibit 99.1

NEWS RELEASE	For Further Information Contact:
Donald R. Head, Chairman
Capital Title Group, Inc.
(602) 954-0600
FOR IMMEDIATE RELEASE	Rudy R. Miller, Chairman
The Miller Group
Investor Relations for the Company
(602) 225-0504
ctgi@themillergroup.net

CAPITAL TITLE GROUP REPORTS RECORD REVENUE OF $250.2 MILLION AND

DILUTED EPS OF $.77 FOR FULL YEAR 2003

New subsidiary – CTG Real Estate Information Services - launched as part of national growth strategy in conjunction with the acquisition of

Nationwide Appraisal Services Corporation

PHOENIX, ARIZONA, February 17, 2004 — Capital Title Group, Inc. (Nasdaq: CTGI) — a leading regional title agency, title insurance underwriter and provider of real estate-related services, announced that results for 2003 reflect the impact of the company’s growth through acquisitions and the expansion of existing operations. Record revenue levels were aided by a strong housing market coupled with a high level of refinance transactions as a result of low mortgage interest rates available throughout the year. In addition, revenue was elevated by the company’s title agencies issuing title insurance policies through a wholly owned underwriting subsidiary acquired in 2002.

For the full-year 2003, the company reported record revenue of $250.2 million compared to revenue of $127.7 million for the year 2002. Earnings attributable to common stock for 2003 was $15.2 million or $0.77 per diluted share compared to earnings for the year 2002 of $6.9 million or $0.38 per diluted share.

With the anticipated decline in refinance transactions in the 2003 fourth quarter, the company reported revenue of $51.9 million as compared to revenue of $56.2 million in the record breaking refinance market for the 2002 fourth quarter. Earnings attributable to common stock for the 2003 three month period was $1.2 million or $0.06 per diluted share compared to $3.8 million or $0.21 per diluted share in the comparable 2002 three month period.

“The company set record levels for revenues and earnings per share in year 2003 irrespective of the decline in refinance transactions and related staff adjustments impacting our fourth quarter over quarter results. Our record year was the result of a focus that centered on the integration of our acquisitions and increasing the utilization of our title insurance underwriting capabilities,”

Capital Title Group Reports Record Revenue of $250.2 Million and

Diluted EPS of $.77 for Full Year 2003

February 17, 2004

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stated Donald R. Head, chairman of the board, president and chief executive officer. “Increase in our market share in existing locations partially offset the revenue decline in the fourth quarter as demand for refinancing softened to pre-2002 historical levels.

“A part of our 2004 business strategy began last year with our vision to diversify and grow our revenues through a bundling of settlement services. We recently announced the signing of an agreement to acquire Nationwide Appraisal Services Corporation, which we anticipate will provide the initial foundation for our bundled services program. We recently formed CTG Real Estate Information Services, and have selected Richard A. Alexander to serve as its President and Chief Executive Officer. Rich has significant lending and real estate industry experience combined with leadership ability to direct the launch of our plans for diversification through the concept of bundled services,” Head continued. “We all welcome Rich to the Capital Title family of companies.”

Mr. Alexander was most recently Director of Business Development for CBC Companies where he assisted in the acquisition of nine companies of which five were real estate related and helped create a full bundle of services. Previously he was President of GE Capital Residential Capital Connections. Prior to that time he co-founded and served as the President of United General Information Services, LLC, a national provider of bundled real estate settlement services, until it was acquired by GE Capital.

Nationwide Appraisal Services Corporation, founded in January 1994, has approximately 300 employees and provides appraisal, title insurance and escrow service to its customers on a national basis through its centralized processing center. Many of Nationwide’s customers include national lenders and mortgage brokers who often conduct business in multiple states. Nationwide’s central processing system allows its customers to order appraisals in all 50 states and title insurance policies in 35 states. Nationwide’s unaudited gross revenue for 2003 totaled approximately $44.9 million, of which 56% was derived from appraisal services and 44% was derived from title insurance and escrow services. The acquisition of Nationwide is subject to the satisfaction of certain closing conditions, including receipt of all necessary regulatory approvals.

“These are significant steps in our plans for revenue diversification that compliment our ongoing growth strategy. We are actively reviewing additional acquisition candidates that meet our corporate criteria to develop our national presence and provide a bundled product offering.” Concluding Head stated, “Management is committed to enhancing shareholder value and was please to pay our first quarterly dividend on January 20th. We are well positioned for the year 2004.”

Capital Title Group Reports Record Revenue of $250.2 Million and

Diluted EPS of $.77 for Full Year 2003

February 17, 2004

Headquartered in Scottsdale, Arizona, Capital Title Group, Inc. provides title insurance and other related services to residential and commercial customers in the real estate industry through its subsidiaries - Capital Title Agency, Nations Holding Group, New Century Title Company, United Title Company, First California Title Company, Land Title of Nevada and AdvantageWare – with 123 offices in Arizona, California and Nevada. The Company is also licensed to issue and underwrite title insurance policies in Arizona, California and Nevada through United Title Insurance Company, a subsidiary of Nations Holding Group. CTG Real Estate Information Services was formed in 2003 to launch the Company’s bundled real estate settlement services. The combined companies have in excess of 1,800 employees.

Visit our web sites:
www.capitaltitlegroup.com	www.newcenturytitle.com	www.capitaltitle.com
www.unitedtitle.com		www.firstcal.com
www.landtitle-nv.com

Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: fluctuations in operating results, intense competition, successfully completing the nationwide acquisition, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing customer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

Many of these factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

FINANCIAL TABLE FOLLOWS:

Capital Title Group Reports Record Revenue of $250.2 Million and

Diluted EPS of $.77 for Full Year 2003

February 17, 2004

CAPITAL TITLE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED SUMMARY OF OPERATIONS

FINANCIAL HIGHLIGHTS

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2003	2002	2003	2002
	(in thousands, except per share data)
Revenue	$51,970	$56,195	$250,245	$127,711
Expenses	49,340	49,364	222,792	115,428

Income before income taxes	2,630	6,831	27,453	12,283
Income tax expense	1,076	2,724	10,893	5,001

Net income	1,554	4,107	16,560	7,282
Dividends on preferred stock	353	353	1,401	403

Earnings attributable to common stocks	$1,201	$3,754	$15,159	$6,879

Net Income per common share:
Basic	$0.07	$0.21	$0.84	$0.39
Diluted	$0.06	$0.21	$0.77	$0.38
Weighted average number of common shares outstanding
Basic	18,305,737	17,609,927	18,142,279	17,417,061
Diluted	20,161,964	18,211,971	19,755,108	18,121,419

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